Exhibit 23-f




             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 24, 1998, of the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan in this registration statement, incorporated by reference in Ameritech Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this registration statement.



                                       PERRIN, FORDREE & COMPANY, P.C.


Troy, Michigan
October 8, 1999